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                                                                   EXHIBIT 10.19





                         KEY EXECUTIVE DEATH BENEFITS
                         ____________________________
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                                   CONTENTS
                                   --------

Summary of your Key Executive Death Benefits                          1
  Arch Chemicals Life Accumulation Program                            1
  Survivor Income Benefit                                             1
  Emergency Death Benefit                                             1
  Corporate Owned Life Insurance (COLI)                               1
  Accidental Death and Dismemberment                                  1
  Group Universal Life Insurance                                      1

When Coverage Begins                                                  2
  Eligibility                                                         2

Arch Chemicals Life Accumulation Program                              2
  Premiums                                                            2
  Retirement from Arch Chemicals at Age 55 or Later                   3

Survivor Income Benefit                                               4

Emergency Death Benefit                                               4

Corporate Owned Life Insurance (COLI)                                 4

Taxes                                                                 5
  Arch Chemicals Life Accumulation Program/Survivor Income Benefit    5
  Emergency Death Benefit/Corporate Owned Life Insurance              5

Beneficiary                                                           5

Changes in Amounts of Insurance                                       6

How Long the Key Executive Death Benefits Continue                    6

Plan Limitations                                                      7

Claiming Benefits                                                     7

Plan Administration                                                   7
  Plan Administrator                                                  7
  Agent for Service of Process                                        8
  Plan Amendment or Termination                                       8
  Conversion                                                          8

General Information                                                   8

Definitions                                                           9

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SUMMARY OF YOUR KEY EXECUTIVE DEATH BENEFITS
--------------------------------------------

Employees who qualify as Key Executives have the following coverages that may provide a death benefit if they die while in Active Service of the Arch Chemicals, Inc. ("Arch Chemicals" or the "Company"). This is a brief summary; you are encouraged to read the complete descriptions for more details.

ARCH CHEMICALS  LIFE ACCUMULATION PROGRAM
(ALAP) Provides a life insurance death benefit equal to at least two times Annual Salary rounded to the next $10,000.

SURVIVOR INCOME BENEFIT         Provides monthly payments equal to 30% of
                                Monthly Salary (40% if you have eligible children).

EMERGENCY DEATH BENEFIT         Provides a timely payment of one month's salary.
                                This benefit is not available for an employee who is receiving Long Term Disability payments at the time of death.

CORPORATE OWNED LIFE INSURANCE
(COLI) Provides a $5,000 death benefit from Arch Chemicals' Corporate Owned Life Insurance Program. All Key Executives may not qualify for this benefit.

ACCIDENTAL DEATH AND
DISMEMBERMENT (AD&D)            Provides an additional life insurance death
                                benefit equal to two times Annual Salary rounded to the next $10,000 if death was the result of an accident. See the Accidental Death and Dismemberment Plan for details.

GROUP UNIVERSAL LIFE INSURANCE  In addition to the coverages described herein that are provided by Arch Chemicals, you may also purchase Group Universal Life Insurance. This insurance coverage is not an Arch Chemical-sponsored benefit and Arch Chemicals does not pay any of its premiums, therefore, it is not considered an "ERISA benefit" and is not subject to ERISA regulations, Arch Chemicals does, however, offer the convenience of payroll deducted premiums should you elect to participate in the Group Universal Life Insurance program. This program is administered by Johnson & Higgins KVI, 1776 West Lakes Parkway, West Des Moines, IA 50398. The telephone number is (800) 525-0518. Enrollment materials are available from your Benefits Administrator.

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WHEN COVERAGE BEGINS
--------------------

ELIGIBILITY                     You are eligible for the coverages that are
                                described in this section if you are deemed to be a Key Executive. A Key Executive, for this purpose, is a Full-time employee of the Company whose Hay Points have been determined to be 1,175 or higher. Hay Points are assigned to your position through Arch Chemicals' job evaluation process.

                                If your business unit does not use the Hay Point system for job evaluation, you will be deemed to be a Key Executive if your job content is typical of the job content for other Arch Chemicals Key Executives and your division president approves your appointment as a Key Executive with rights to benefits under this program.

ARCH CHEMICALS LIFE ACCUMULATION PROGRAM
----------------------------------------

PREMIUMS

Under this program, Arch Chemicals pays premiums on your behalf to a universal life insurance policy which will provide a death benefit that is at least equal to two times your Annual Salary rounded to the next $10,000. Additionally, because this is a universal life insurance policy, the policy may provide cash values which will serve to increase the policy death benefits.

Starting when you are age 55, or when you have 10 years service, if later, Arch Chemicals will pay additional premiums to your policy to enhance the cash values in the policy, and, in so doing, "pre-fund" the death benefits coverage that is provided upon your retirement from the Company.

In addition to the above premiums, Arch Chemicals may pay another premium, called an Investment Premium, to further enhance the cash value in the policy. At retirement or termination of employment, Arch Chemicals will recover the amount paid as Investment Premium plus interest at 9% from the cash value in the policy.

You may also choose to make voluntary contributions to the policy. Such contributions (which are made on an after-tax basis) will serve to increase the policy death benefit and cash values. You may withdraw the cash value attributed to these voluntary contributions at any time.

The program is designed to ensure that the cash values in the policy are sufficient to provide continued death benefits at retirement from the Company in accordance with the following schedule:

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                                 DEATH BENEFIT AS A PERCENT OF ANNUAL
          AGE AT RETIREMENT      SALARY ROUNDED TO THE NEXT $10,000

             65 or older                   50%
                  64                       45%
                  63                       40%
                  62                       35%
                  61                       30%
                  60                       25%
                  59                       20%
                  58                       15%
                  57                       10%
              56 and 55                     5%

For example, if your Annual Salary is $125,000 when you retire at age 62, the cash value in the policy will be sufficient to provide death benefits of at least $45,500 (130,000 x 35%).

RETIREMENT FROM ARCH CHEMICALS AT AGE 55 OR LATER

Upon retirement from the Company at age 55 or later, provided you have at least 10 years of service, Arch Chemicals will transfer ownership of the universal life policy directly to you with the cash value (less Arch Chemicals' Investment Premium, if any) and applicable death benefit. You will have the following options at that time:

1. You may choose to leave the cash values in the policy and reduce the death benefit as described in the schedule above. The cash value will be applied towards premiums.

2. You may pay additional premiums and maintain your current level of death benefit as if you were still employed.

3. You may withdraw some, or all, of the cash values in the policy and thereby reduce or eliminate the policy death benefit.

The Arch Chemicals Life Accumulation program is administered by William Lynch and Associates Inc., 13577 Feather Sound Drive, Suite 500, Clearwater, FL 34622. The telephone number is (800) 648-6484.

You will receive a statement of your life insurance death benefit and cash values from the program administrator on an annual basis.

Enrollment in the Arch Chemicals Life Accumulation Program requires you to submit evidence of good health. If you are rejected for health reasons, Arch Chemicals will provide term life insurance coverage equal to two times your Annual Salary rounded to the next $10,000 while you are in Active Service of the Company. Upon your retirement from Arch Chemicals, you will be provided term life insurance in amounts equal to the death benefit in the previous schedule for retirees who qualify for the Arch Chemicals Life Accumulation Program.

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SURVIVOR INCOME BENEFIT
-----------------------

In the event you die while in the Active Service of the Company, your surviving spouse will receive a monthly benefit equal to 30% of your Monthly Salary, up to a maximum benefit of $6,000 per month, until he or she reaches age 65. If you have eligible children, your spouse will receive an additional monthly payment equal to 10% of your Monthly Salary up to a maximum payment of $2,000 per month. This additional payment will continue until your children are all at least age 25 or married, whichever is earlier.

If your spouse should die following your death, your eligible children, or their guardian, will continue to receive the monthly benefit equal to 10% of your Monthly Salary until your children are all at least age 25, or married, whichever is earlier.

The monthly benefit paid on behalf of the children is the same 10% of Monthly Salary regardless of the number of eligible children. For example, if your Monthly Salary was $10,000 at the time of your death and you had 2 eligible children, the total monthly benefit paid on behalf of the children would be $1,000 (10% of $10,000).

You may choose to waive the Survivor Income Benefit coverage, and instead, have the premium that would otherwise have been paid for this coverage paid to the Arch Chemicals Life Accumulation Program. In such event, this premium will serve to increase the death benefits and cash values provided by that policy.

EMERGENCY DEATH BENEFIT
-----------------------

In the event you die while in the Active Service of the Company, your spouse, or your life insurance Beneficiary, if you do not have a spouse, will receive a death benefit equal to one month's salary to help defray funeral expenses and other costs associated with your death.

This benefit is administered locally by your business unit. The payment is made through Arch Chemicals' payroll system.

Note: This benefit is not available for an employee who is receiving Long Term Disability payments at the time of death.

CORPORATE OWNED LIFE INSURANCE
------------------------------

$5,000 COLI DEATH BENEFIT

The beneficiary of certain employees of the Company, or an affiliate, who die while in Active Service of the Company, may be entitled to a special $5,000 COLI death benefit. This benefit is payable to your Beneficiary if you die while in the Active Service of the Company and you were a salaried or non-bargaining hourly employee of Olin Corporation on December 31, 1992, or receiving Short Term Disability payments on that date.

Beneficiaries for this Plan are deemed to be the Beneficiary of record for the Arch Chemicals Life Accumulation Plan, or the term life insurance coverage if you failed to qualify for ALAP for reasons of health.

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TAXES
-----

ARCH CHEMICALS LIFE ACCUMULATION PROGRAM/SURVIVOR INCOME BENEFIT

Participants are subject to Federal, and State income tax as well as FICA tax on the amount of premiums paid on their behalf each year to the Arch Chemicals Life Accumulation Insurance Program. These premiums include the premium to purchase the basic life insurance coverage, any premium paid to "pre-fund" the retiree life insurance coverage and any extra premium that would be paid into the policy if you chose to waive the Survivor Income Benefit coverage. If you chose to keep the Survivor Income Benefit coverage, the actuarial value of the Survivor Income Benefit coverage will be subject to Federal, State and FICA tax. Your taxable income will be calculated for you and reported on your W-2 form each year.

Death benefits paid from the ALAP are treated as a life insurance benefit and, as such are not subject to Federal, State or FICA tax. However, the benefit may be included in the participant's estate for estate tax purposes.

A portion of cash values withdrawn from the ALAP may be taxed as income for Federal and State income tax purposes.

A portion of the Survivor Income Benefit may be subject to Federal and State income tax.

EMERGENCY DEATH BENEFIT/CORPORATE OWNED LIFE INSURANCE

The death benefits paid as an Emergency Death Benefit and the $5,000 COLI death benefit are included as taxable income for Federal and State income tax purposes. However, for Federal income tax purposes there is a one-time exclusion from income of up to $5,000 of cumulative death benefit proceeds.

NOTE: This is a very brief description of tax consequences. You should consult with your tax advisor concerning the specific taxes associated with these benefits.

BENEFICIARY
-----------

When you become eligible for the Arch Chemicals Key Executive Death Benefits, you will be asked to name a Beneficiary, someone who will receive payments from the Plans if you die.

You may choose anyone you wish as your Beneficiary(ies). You may want to name a contingent Beneficiary(ies) in case your primary Beneficiary dies before you do.

If the Beneficiary is not living when you die, your death benefits will be paid to your estate.

It is important to review the names of your Beneficiaries periodically so that the benefits will be paid to those you want protected. For example, if your marital status changes or your dependents change, you may want to make a new Beneficiary designation. You should also

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advise your local Benefits Administrator of address changes for your
Beneficiary(ies). This will help prevent delays in benefit payments.

CHANGES IN AMOUNTS OF INSURANCE
-------------------------------

The minimum death benefit that is payable from ALAP and Survivor Income Benefit will automatically keep pace with changes in your Annual Salary. Your coverage will change on the day your salary changes. If you're not at work on the day the amount of your coverage is scheduled to change, the change will be delayed until you return to work Full-time.

HOW LONG THE KEY EXECUTIVE DEATH BENEFITS CONTINUE
--------------------------------------------------

IN THIS SITUATION:              THIS HAPPENS TO YOUR COVERAGE:

YOU TERMINATE EMPLOYMENT,
INCLUDING RETIREMENT            Coverage for ALAP, Survivor Income Benefit,
                                Emergency Death Benefit and COLI continues through the end of the month in which you terminate Full-time employment. You may continue the ALAP by paying the full premium.

                                If you retire on early or normal retirement, a portion of your ALAP will continue.

                                Your pension plan also provides for the payment of a $5,000 death benefit if you die following early or normal retirement from Arch Chemicals. See the Pension Plan section in this handbook for details.

YOU ARE RECEIVING SEVERANCE
OR JOB TRANSITION BENEFITS      Coverage for ALAP, Survivor Income Benefit,
                                Emergency Death Benefit and COLI continues as though you were actively at work while you are receiving Job Transition Benefits or Severance payments.

YOU ARE RECEIVING SHORT TERM
DISABILITY BENEFITS             Coverage for ALAP, Survivor Income Benefit,
                                Emergency Death Benefit and COLI will be equal to the amount of coverage you had immediately before your disability began.

YOU ARE RECEIVING LONG TERM
DISABILITY (LTD) BENEFITS       Coverage for ALAP, Survivor Income Benefit and
                                COLI will be equal to the amount of coverage you had immediately before your disability began.
                                Coverage will continue for the period you are entitled to LTD payments and cease upon your retirement.

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                                Your Emergency Death Benefit coverage ends when
                                you are on Long Term Disability.

YOU ARE ON AN UNPAID
LEAVE OF ABSENCE                Coverage for ALAP, Survivor Income Benefit,
                                Emergency Death Benefit and COLI ceases at the end of the month in which your leave begins. You may continue coverage for ALAP and Survivor
                                Income Benefit for the length of your leave provided you pay the entire premiums.

THE PLAN IS TERMINATED OR
CHANGED SO THAT IT NO LONGER
COVERS YOUR EMPLOYEE GROUP      Your ALAP is an individual policy and is
                                portable. All other coverages end.

PLAN LIMITATIONS
----------------

Each state has different rules regarding payment to a particular Beneficiary. For example, in some states, the Beneficiary who is convicted of having caused the death of the participant may not be entitled to death benefits. In this case, the benefit would be paid to the estate.

In the event of your death as a result of suicide during the first two years of employment with Arch Chemicals, no ALAP or Survivor Income Benefit will be paid. Your Emergency Death Benefit and the $5,000 COLI Death Benefit will be paid to your Beneficiary.

CLAIMING BENEFITS
-----------------

If you die, the Company will contact your beneficiary(ies) as soon as possible to explain what benefits are payable and the forms of payment available.

It is very important to be sure that your beneficiary designation reflects the person(s) you want to receive the benefit, and that their name(s) and address(es) are correct.

If the person(s) can't be found, the benefit is automatically paid to your estate. This will delay or prevent the funds from reaching those you want protected.

PLAN ADMINISTRATION
-------------------

PLAN ADMINISTRATOR

The Plan Administrator is the Welfare and Fringe Benefit Plan Committee (the Committee) of Arch Chemicals, Inc., 501 Merritt Seven, P.O. Box 4500, Norwalk, CT 06856-4500.

The Plan Administrator has absolute authority to interpret the terms of the Plan and to determine any and all matters arising under the Plan or in connection with its administration, including, without limitation, questions concerning eligibility for, and entitlement to, Plan benefits. Any interpretation or determination made pursuant to such discretionary authority

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shall be binding on all persons claiming to have an interest under the Plan and given full force and effect.

The Committee may adopt rules for the administration of the Plan and the conduct of its business. A majority of the members of such Committee shall constitute a quorum for transaction of business. All resolutions or other action taken by the Committee shall be by the vote of at least a majority of the members present at a meeting, or without a meeting by an instrument signed by a majority of the members.

The Plan Administrator and any other fiduciary designated in this Plan may use, employ, discharge, or consult with one or more individuals, corporations, or other entities with respect to advice regarding responsibilities, obligations, or duties in connection with this Plan. Arch Chemicals may also designate other individuals, corporations, or other entities, who are not named fiduciaries in this Plan to carry out fiduciary responsibilities, obligations and duties with respect to this Plan. Such delegation may be revoked or modified at any time.

AGENT FOR SERVICE OF PROCESS

The Secretary of Arch Chemicals, Inc. has been designated as agent for service of legal process upon this Plan. Service of process may also be made on the Plan Administrator.

PLAN AMENDMENT OR TERMINATION

Arch Chemicals fully expects that the Key Executive Death Benefits will continue indefinitely, but reserves the right by resolution of its Board of Directors or any duly authorized Committee or officer to amend, modify or terminate the Plan at any time and without notice. This includes the right to amend, modify, or terminate benefits available to retirees or any other group of employees.

CONVERSION

Coverage for ALAP is portable.

There are no provisions that allow the Survivor Income Benefit, COLI, or the Emergency Death Benefit coverages to be converted to an individual policy.

GENERAL INFORMATION
-------------------

QUESTIONS

Questions about ALAP should be directed to William Lynch and Associates, Inc., 13577 Feather Sound Drive, Suite 500, Clearwater, FL 34622. Telephone number
(800) 648-6484. All other questions should be directed to your local Benefits Administrator.

SOURCE OF BENEFITS

Arch Chemicals' contributions for ALAP are paid in premiums to a universal life insurance policy administered by William Lynch and Associates, Inc., 13577 Feather Sound Drive, Suite 500, Clearwater, FL 34622. Arch Chemicals' contributions for Survivor Income

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Benefit are paid in premiums to Metropolitan Life Insurance Company, P.O. Box
102047, Atlanta, GA 30368-0047. Metropolitan Life Insurance Company determines the benefits payable under the provisions of the Plan. Arch Chemicals pays the full cost of the Emergency Death Benefit and the $5,000 COLI Death Benefit from its general operating funds.

PLAN DOCUMENTS

The Plan Documents are this Plan description. In addition, ALAP, the individual's split dollar agreement and the applicable insurance policy and the Metropolitan SIB Life Insurance master policy would also serve as Plan Documents.

FINANCIAL RECORDS

Records are kept on a Plan-year basis, from January 1 to December 31 of each calendar year.

PLAN IDENTIFICATION

The Plan Numbers are: Emergency Death Benefit: 510; Company-provided Basic Life Insurance: 500; Corporate Owned Life Insurance: 520; Arch Chemicals Life Accumulation Program: 530 for Employer Identification Number 06-152631513.

PLAN SPONSOR

The Plan sponsor is Arch Chemicals. An updated, complete list of participating Arch Chemicals-related or affiliated employers and employee organizations also sponsoring the Plan may be obtained by participants and their beneficiaries upon written request to the Plan Administrator, and is available for examination by participants and beneficiaries. Participants and beneficiaries may receive, upon written request, information as to whether a particular employer or employee organization is a sponsor of the Plan, and if so, the sponsor's address.

ERISA RIGHTS

See the ERISA section of your benefits handbook for details regarding your rights under ERISA.

DEFINITIONS
-----------

ACTIVE SERVICE                  The period in which a Full-time employee is
                                receiving regular salary payments, or Short Term
                                Disability payments.

                                Additionally, periods in which the employee is receiving Long Term Disability payments.

                                Job Transition Benefits or Severance benefits may also be included as periods of Active Service.

ANNUAL SALARY                   Your annual earnings, not including overtime,
                                shift differential, bonus, or other premium pay.

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BENEFICIARY(IES)                The person or persons who will receive death
                                benefits from the Plan if you die.

BENEFITS ADMINISTRATOR          The individual at your work location who is
                                responsible for assisting employees with benefits.

FULL-TIME EMPLOYEE              An employee who is scheduled to work at least 20
                                hours a week on a continuous basis.

MONTHLY SALARY                  Your monthly earnings, not including overtime,
                                shift differential, bonus, or other premium pay.

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